UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 8, 2016
Date of Report (Date of earliest event reported)

HELIUS MEDICAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

WYOMING	36-4787690
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

(Exact name of registrant as specified in charter)

Suite 400, 41 University Drive
Newtown, Pennsylvania, 18940
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 809-2018

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 8, 2016, the Board of Directors (the "Board") of Helius Medical Technologies, Inc. (the "Company") elected Thomas E. Griffin to the Board. Mr. Griffin was also appointed as the Chairman to Audit Committee.

Mr. Griffin has not participated in any transactions with the Company, nor are there currently any proposed transactions, requiring disclosure pursuant to Item 404(a) of Regulation S-K.

As a member of the Board, Mr. Griffin will be eligible to receive non-employee director compensation consistent with that provided to other non-employee directors: 100,000 stock options (75,000 as a Board Member and 25,000 as a member of the Audit Committee). The options will vest as follows: 25% upon date of issuance, 25% at one year anniversary of issuance date and 50% at year 2 anniversary of issuance date. The strike price will be set at the close of the market on the date of issuance.

Item 8.01 Other Events.

On August 8, 2016, the Company issued a press release announcing the information discussed in this Item 5.02. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Dated: August 8, 2016	By:	/s/ Joyce LaViscount
Joyce LaViscount, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated August 8, 2016 (furnished pursuant to Item 5.02).